CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Cono Italiano, Inc.
10 Main Street
Keyport, New Jersey 07735

We consent to the use of our report dated April 15, 2010, in this Amendment No. 1 to Registration Statement on Form S-1, with respect to the consolidated balance sheets of Cono Italiano, Inc. as of December 31, 2009 and 2008 and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

EFP Rotenberg, LLP
Rochester, New York
April 29, 2010